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                                [SAB LETTERHEAD]

                                 April 28, 2000


National Life Insurance Company
One National Life Drive
Montpelier, Vermont 05604



                    Re:  National Variable Life Insurance Account
                         Registration Statement on Form S-6
                         File No. 033-91938

Ladies and Gentlemen:


       We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus filed as part of Post-Effective Amendment No. 6 to Form S-6 for National Variable Life Insurance Account, which Prospectus describes certain individual flexible premium variable universal life policies. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                   Very truly yours

                                   SUTHERLAND, ASBILL & BRENNAN LLP

                                   By: /s/ STEPHEN E. ROTH

                                                       Stephen E. Roth